Exhibit 10.3

CONFIDENTIAL

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

First Amendment to the License Agreement

This First Amendment to the License Agreement (the “First Amendment”) is made and entered into as of September 20, 2016 (the “First Amendment Effective Date”) by and between Sangamo BioSciences, Inc., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and Open Monoclonal Technology, Inc., a Delaware corporation with offices at 3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121 (“OMT”).  OMT and Sangamo are individually referred to herein as a “Party” or collectively as the “Parties”.

Recitals

A. OMT and Sangamo are parties to a License Agreement effective as of April 2, 2008, as modified by that certain letter agreement dated October 1, 2008 (the “Agreement”), under which Sangamo granted to OMT a license to use, for the purpose of producing antibodies for clinical and commercial purposes, certain genetically modified rats that were generated using Sangamo’s proprietary zinc finger protein technology.

B. OMT and Sangamo desire to amend the Agreement in accordance with Section 10.7 of the Agreement to expand the scope of the license to include a new antibody-producing rat with an additional genetic modification generated using Sangamo’s proprietary zinc finger protein technology, under the terms and conditions of this First Amendment as set out herein.

Now, Therefore, the Parties agree as follows:

1. First Amendment of the Agreement

The parties hereby agree to amend the terms of the Agreement as provided below, effective as of the First Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1 Section 1.10 shall be amended to read in its entirety as follows:

“1.10 “Modified Rat” means (a) a rat having a genomic modification that results from the use of the ZFN Deliverable created in the course of work performed under the Sigma Agreement, (b) any progeny or components thereof or any biological material derived therefrom (other than OMT Products), and (c) a DKO Rat.”

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NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

1.2 Section 1.18 shall be amended to read in its entirety as follows:

“1.18 “Sangamo Patents” means all Patents that (a) are Controlled by Sangamo or its Affiliates as of the Effective Date or anytime during the term of this Agreement, and (b) claim or cover the Modified Rats or Aire-KO Rats or the use of the Modified Rats or Aire-KO Rats.”

1.3 The following new Section 1.26 shall be added to read in its entirety as follows:

“1.26 “Aire Gene” means the rat autoimmune regulator gene defined by the following NCBI gene ID:  [***].”

1.4 The following new Section 1.27 shall be added to read in its entirety as follows:

“1.27 “Aire-KO Rat” means (a) a rat having a genomic modification at the Aire Locus, which genomic modification (i) was created using ZFPs pursuant to a research license from Sigma’s sublicensee Sage Labs, Inc. and (ii) results in eliminated or significantly reduced expression of the Aire Gene or the expression by the Aire Gene of a protein with significantly reduced function, and (b) any progeny thereof.”

1.5 The following new Section 1.28 shall be added to read in its entirety as follows:

“1.28 “Aire Locus” means the location of the Aire Gene in the rat genome defined by the following NCBI reference location: [***].”

1.6 The following new Section 1.29 shall be added to read in its entirety as follows:

“1.29 “Discovery” means that the therapeutic entity is not introduced artificially into the animal but rather is a product of endogenous processes that occur within the animal (albeit genetically modified) and whose exact chemical structure could not have been predicted a priori (e.g., an antibody).”

1.7 The following new Section 1.30 shall be added to read in its entirety as follows:

“1.30 “DKO Product” means any OMT Product wherein the relevant Modified Rat is a DKO Rat.”

1.8 The following new Section 1.31 shall be added to read in its entirety as follows:

“1.31 “DKO Rat” means (a) a rat that (i) is the progeny, whether direct or indirect, from the breeding of a Modified Rat described in Section 1.10(a) with a Aire-KO Rat, (ii) has both (1) the genomic modification at the Target that is found in such Modified Rat and (2) the genomic modification at the Aire Locus that is found in such Aire-KO Rat, and (iii) is a Modified Animal wherein the Discovery or creation of a new

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NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

therapeutic can be made, and (b) any progeny or components thereof or any biological material derived therefrom other than DKO Products.”

1.9 The following new Section 1.32 shall be added to read in its entirety as follows:

“1.32 “Modified Animal” means a multicellular non-human animal, or tissues or organs from such an animal, the genome or genetic composition of which has been modified through the use (whether directly or indirectly) of a ZFP.”

1.10 Section 2.1 shall be amended to read in its entirety as follows:

“2.1 Licenses to OMT. Subject to the terms and conditions of this Agreement, Sangamo agrees to grant to OMT a royalty-bearing, worldwide, non-exclusive license under the Sangamo Technology to use, distribute, reproduce, modify (without the use of ZFN Deliverables) and sell Modified Rats solely for the purpose of making, using and selling OMT Products.  Notwithstanding anything to the contrary in this Agreement, such license (a) does not include a license with respect to any genomic modifications that may be present in a Modified Rat that do not arise from or relate to a modification of the Target or the Aire Gene at the Aire Locus, (b) does not include any rights to any ZFPs and (c) does not include any rights to create or use DKO Rats for any purpose other than the Discovery or creation of new therapeutics, including creation of novel therapeutics through the DKO Rat’s response to stimuli.  Sangamo shall not (nor shall it authorize or assist any Third Party to) develop, use or transfer a ZFN Deliverable for the benefit of itself or any Third Party for use in connection with (whether directly or indirectly) inactivation of rat immunoglobulin expression in rat cells, tissues or whole animals for any purpose other than non-commercial research purposes provided, however, that OMT’s sole remedy for any material breach of this covenant by Sangamo or its Affiliates shall be termination of the OMT’s payment obligations set forth in Section 3 below.”

1.11 Section 3.3 shall be amended to read in its entirety as follows:

“3.3 “Royalties” For each calendar quarter in which there are Net Sales, OMT shall pay a royalty to Sangamo equal to [***] of Net Sales in such quarter.  With respect to OMT Products that are not DKO Products, OMT’s obligation to pay royalties under this Section 3.3 shall expire on a country-by-country basis upon the later of (a) expiration of the last to expire Sangamo Patent that would be infringed by use of the ZFN Deliverable to create or generate a Modified Rat and (b) ten (10) years after First Commercial Sale of the first OMT Product that is not a DKO Product in such country.  With respect to DKO Products, OMT’s obligation to pay royalties under this Section 3.3 shall expire on a country-by-country basis upon the latest of (i) expiration of the last to expire Sangamo Patent that would be infringed by use of the ZFN Deliverable to create or generate a Modified Rat; (ii) expiration of the last to expire Sangamo Patent that

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

DB2/ 30701959.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

would be infringed by use of ZFPs to create or generate an Aire-KO Rat; and (iii) ten (10) years after First Commercial Sale of the first DKO Product in such country.”

1.12 Section 3.4 shall be amended to read in its entirety as follows:

“3.4 “Sublicensee Income” OMT shall pay to Sangamo an amount equal to [***] of Sublicensee Income received by OMT or its Affiliates in such calendar quarter.  With respect to OMT Products that are not DKO Products, OMT’s obligation to pay Sublicensee Income under this Section 3.4 with shall expire on a country-by-country basis upon the later of (a) expiration of the last to expire Sangamo Patent that would be infringed by use of the ZFN Deliverable to create or generate a Modified Rat and (b) ten (10) years after First Commercial Sale of the first OMT Product that is not a DKO Product. With respect to DKO Products, OMT’s obligation to pay royalties under this Section 3.3 shall expire on a country-by-country basis upon the latest of (i) expiration of the last to expire Sangamo Patent that would be infringed by use of the ZFN Deliverable to create or generate a Modified Rat; (ii) expiration of the last to expire Sangamo Patent that would be infringed by use of ZFPs to create or generate a Aire-KO Rat; and (iii) ten (10) years after First Commercial Sale of the first DKO Product.”

1.13 Notice to OMT pursuant to Section 10.4 shall be provided as follows:

If to OMT:	Open Monoclonal Technology, Inc.
c/o Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110
San Diego, CA 92121
Attention: General Counsel

2. Miscellaneous

2.1 Full Force and Effect. This First Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement.  The provisions of the Agreement, as amended by this First Amendment, remain in full force and effect.

2.2 Entire Agreement.  The Agreement as amended by this First Amendment sets forth the entire understanding of the parties hereto relating to the subject matter thereof and supersedes all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

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DB2/ 30701959.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

2.3 Counterparts. This First Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed First Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this First Amendment.

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CONFIDENTIAL

In Witness Whereof, the Parties have executed this First Amendment by their proper officers as of the First Amendment Effective Date.

Sangamo BioSciences, Inc.	Open Monoclonal Technology, Inc.

By:	/s/ Curt A. Herberts	By:	/s/ Matthew W. Foehr

Name:	Curt A. Herberts	Name:	Matthew W. Foehr

Title:	VP of Corporate Development	Title:	President / COO

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